UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

STARSTREAM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-186079	68-0682786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sky Park Drive
Monterey, California 93940
(Address of Principal Executive Offices)

831-373-4151
(Registrant’s telephone number, including area code)

140 Rowayton Avenue, 2nd Floor
Rowayton, Connecticut 06853
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Mr. Abraxas Discala notified the board of directors (the “Board”) of Starstream Entertainment, Inc. (the “Company”) of his resignation, effective as of such date, from his position as a director of the Company and from each other position he held with the Company and its subsidiaries and affiliates. The Board accepted Mr. Discala’s resignation on the same date. Mr. Discala’s resignation did not result from any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	Starstream Entertainment, Inc.

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: Chief Executive Officer